[Weaver and Tidwell L.L.P. Letterhead]




                        INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of KLS Enviro Resources, Inc. on Form S-8 of our report dated December 31, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of KLS Enviro Resources, Inc. for the year ended September 30, 1997.


/s/ WEAVER AND TIDWELL, L.L.P.
WEAVER AND TIDWELL, L.L.P.


Fort Worth, Texas
June 25, 1998